Exhibit 99.1

Scientific Games Appoints Connie James as Chief Financial Officer

Current CFO Michael Eklund to Serve through October 15, 2021

LAS VEGAS, Sept. 16, 2021 – Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games,” “SGC” or the “Company”) today announced the appointment of Connie James as Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, effective October 15, 2021. Ms. James has served as Chief Financial Officer of Scientific Games’ Gaming business since January 6, 2020. Current CFO Mike Eklund will be stepping down to pursue other opportunities and will remain with the Company until October 15, 2021.

“Since joining Scientific Games, Connie has helped lead the Gaming business through the unprecedented disruptions caused by COVID-19 and played a critical role in our strategic review and developing our vision to become the leading cross-platform global game company,” said Scientific Games President and CEO Barry Cottle. “As we advance our strategy to become a content-led growth company, we are confident that Connie is the right executive to take the reins to help us achieve our vision and drive long-term shareholder value.”

Mr. Cottle continued, “Mike was instrumental in building a best-in-class finance organization with a deep bench of talent and helping to drive significant and consistent improvement in our financial results. He also played a critical role in our strategic review and the planned divestitures of our Lottery and Sports Betting businesses to advance our exciting, transformative trajectory. We delivered record results in the second quarter, and the business continues to perform well in the third quarter. We are moving rapidly as we execute on our strategy and the planned divestitures are well‐progressed. As we have previously advised, there is very strong interest in the businesses we intend to divest, and the discussions to date continue to give us confidence that the divestitures will unlock substantial value for our shareholders. On behalf of the Board and management team, I wish Mike the best in his future endeavors.”

“Scientific Games is a company with enormous potential as we execute on our strategy to de-lever our balance sheet, invest in growth for the future and unlock value for our stakeholders.  I am excited to work closely with Barry and the rest of our team as we capitalize on high growth opportunities available to us over the coming years,” said Ms. James.

 “I am incredibly proud of our team and what we have accomplished,” said Mr. Eklund. “With the progress we have made and the Company’s transformation taking hold, I know that our finance team is in capable hands with Connie at the helm and that Scientific Games is set for an exciting future.”

About Connie James

Ms. James is a seasoned financial executive with nearly 20 years of gaming experience in financial and operational roles and a track record of delivering successful business, cultural and financial transformations. Prior to joining Scientific Games as CFO of the Gaming business in January 2020, Ms. James served as the Corporate Vice President Finance – Business Operations and Supply Chain at Cargill.  Previously, she spent nearly 10 years in a variety of leadership positions at Aristocrat Leisure Limited, including CFO of Global Land Based Gaming and CFO of Americas and Business Operations. During her time with Aristocrat, she was instrumental in driving record growth and evolving the business through social acquisitions. Prior, Ms. James served as a Manager of Risk Services with Deloitte Australia.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a world leader in entertainment offering dynamic games, systems and services for casino, lottery, online gaming and sports betting. Scientific Games offers the gaming industry's broadest and most integrated portfolio of game content, advanced systems, cutting-edge platforms and professional services. Committed to responsible gaming, Scientific Games delivers what customers and players value most: trusted security, engaging entertainment content, operating efficiencies and innovative technology. For more information, please visit scientificgames.com.

Investor Inquiries:

Jim Bombassei, Senior Vice President of Investor Relations
IR@scientificgames.com

Media Inquiries:

Nick Lamplough / T.J. O’Sullivan / Lucas Pers, Joele Frank, Wilkinson Brimmer Katcher, +1 212 355 4449

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2021 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.